EXHIBIT 99.1

To Form 8-K dated April 28, 2016

SEACOAST BANKING CORPORATION OF FLORIDA

NEWS RELEASE

Stephen Fowle

Executive Vice President

Chief Financial Officer

(772) 463-8977

Steve.fowle@seacoastbank.com

Seacoast Banking Reports First Quarter 2016 Results

Posts First Quarter Adjusted EPS of $0.19, Led by 4% Annualized Organic Household Growth, Increased Revenues, and Recent Acquisition Activity

First Quarter 2016 Earnings Highlights

•	Adjusted revenues[1] increased $5.9 million, or 18% year-over-year, to $38.9 million; and increased $2.0 million, or 5% (not annualized), from fourth quarter 2015 levels.
•	Net interest income improved $4.5 million, or 18% year-over-year, as organic loan growth was supplemented by successful acquisitions.
•	Net interest margin increased year-over-year and sequentially to 3.68%.
•	Adjusted net income[1] increased 10% to $6.8 million compared to $6.2 million in the first quarter 2015.

First Quarter 2016 Growth Highlights

•	Integration of Floridian Financial Group, Inc. was successfully completed during March, 2016, adding 3,400 households and locations in the Orlando and Daytona Beach markets.
•	Seacoast continues to leverage organic growth capabilities in acquired franchises. BankFirst and Grand continue to show strong annualized growth of 7%, surpassing solid 4% growth rate for Seacoast’s legacy franchise.
•	Core deposit growth continues to accelerate. Demand deposits grew 14% (not annualized) during the quarter, 7% excluding acquired deposits. Demand deposits represent more than 56% of total deposits and non-interest bearing checking accounts now comprise nearly 33% of deposits.

2016 Guidance

•	Seacoast reaffirms 2016 adjusted diluted EPS target of $1.00.

1 Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures”

STUART, Fla., April 28, 2016 /PRNewswire/ — Seacoast Banking Corporation of Florida (“Seacoast” or “the Company”) (NASDAQ: SBCF) today reported results for the first quarter of 2016.

Seacoast reported first quarter net income of $3.2 million, compared to $5.9 million in the first quarter last year. During the period, Seacoast closed the previously announced acquisition of Floridian Financial Group, Inc. and results for the quarter include $5.5 million in charges taken in conjunction with the acquisition. Adjusted net income, including adjustments for Floridian expenses and other non-core items1 increased $605,000 to $6.8 million, a 10% increase from year-ago levels, and increased $262,000, or 4% (not annualized), from the prior quarter. Diluted earnings per common share (EPS) were $0.09 and adjusted diluted EPS1 were $0.19, unchanged compared to the first quarter last year and the prior quarter.

Dennis S. Hudson, III, Chairman and CEO said, “Our first quarter results demonstrate the impact of our digital transformation strategy, successful integration of recent acquisitions and disciplined loan growth. While our earnings were close to our expectations for the quarter, they do not fully reflect the profitability we expect over the balance of this year. The near-term drivers for our anticipated improved earnings are cost reductions, primarily related to branch consolidations, as well as revenue improvement resulting from these acquisitions and continued strong organic growth.

We expect to achieve a substantial portion of the cost savings from the integration of Floridian Bank and previously announced legacy branch consolidations during the second quarter. The remaining cost savings from Floridian and substantially all of the synergies related to the BMO Harris integration will be realized during the third quarter. These in-market acquisitions, together with organic and acquisition-related revenue growth, are expected to drive substantial earnings improvements throughout the balance of the year.

At year end we anticipate that Seacoast’s average deposits per branch network-wide will have increased to almost $80 million compared to $65 million at year end 2015. This improvement in efficiency will be enabled, in part, by our ongoing digital transformation and is a meaningful part of our path to achieving our earnings target for 2016.

We will continue to implement our digital strategy, which is enabling us to add new households, both organically and in our recently acquired banks; driving cross sells of services to existing customers; and transforming our business model, by providing us with opportunities to reduce our more-expensive legacy cost structure. Improvements this quarter include an increase in deposits made outside the branch to 31%, compared to 23% in the first quarter of 2015; an increase in consumer loans opened outside the branch to 19%, compared to 13% during the first quarter last year; and an increase in new deposit accounts opened outside the branch to 12%, compared to 5% in last year’s first quarter. Customer satisfaction continued at high levels, showing our ability to move customers to lower-cost distribution channels while further building customer engagement,” Hudson said.

Hudson added, “We believe that continued execution of Seacoast’s strategy, including investing in important initiatives, reducing expenses and executing on the right acquisition opportunities, will continue to produce improved results for shareholders. We have affirmed our adjusted diluted earnings per share1 target of $1.00 for 2016.”

FINANCIAL HIGHLIGHTS (Dollars in thousands except per share data)	1Q16	4Q15	3Q15	2Q15	1Q15

Total Assets	$4,000,543	$3,534,780	$3,378,108	$3,233,588	$3,231,956

Loans	2,455,214	2,156,330	2,099,447	1,937,399	1,854,487

Deposits	3,222,447	2,844,387	2,742,296	2,605,177	2,609,825

Net Income	3,186	6,036	4,441	5,805	5,859

Diluted Earnings Per Share	0.09	0.18	0.13	0.18	0.18

Return on Average Assets (ROA)	0.36%	0.69%	0.52%	0.72%	0.75%
Return on Average Tangible Common Equity (ROTCE)	4.2	7.8	5.9	8.2	8.5

Net Interest Margin	3.68	3.67	3.75	3.50	3.62
Efficiency Ratio	85.0	72.6	76.3	68.6	68.3

Pretax, Pre-provision Income (1)	$5,331	$10,130	$8,126	$10,224	$9,832
Average Diluted Shares Outstanding (000)	35,453	34,395	34,194	33,234	33,136
Adjusted Net Income (1)	$6,782	$6,520	$6,433	$6,172	$6,177
Adjusted Diluted Earnings Per Share (1)	0.19	0.19	0.19	0.19	0.19

Adjusted ROA (1)	0.76%	0.75%	0.76%	0.77%	0.79%
Adjusted ROTCE (1)	8.5	8.4	8.5	8.7	9.0

Adjusted Efficiency Ratio (1)	69.9	69.1	68.2	67.5	67.5
Adjusted Pretax, Pre-provision Income (1)	$11,120	$10,913	$11,328	$10,815	$10,342

Annualized Adjusted Operating Expenses as a Percent of Average Assets (1)	3.08%	2.93%	3.03%	2.91%	2.88%

Acquisitions Update

Hudson noted, “We are pleased to have completed our acquisition and flawless conversion of Floridian late in the first quarter. We now look forward to serving our new customers and expanded communities as we execute on savings opportunities, eliminating redundant functions and consolidating branch locations over the next six months. Our customer service model, combining convenience with customer analytics technology, has enabled us to drive accelerated levels of cross sell and revenue while growing households at an even faster rate in our acquired markets.

“Our success in Orlando and Palm Beach counties, where we acquired BankFirst and Grand Bank, continues,” Hudson stated. “Household growth remains very strong and cross sell statistics outpace growth in our legacy markets. Banking services for Grand and BankFirst customers increased at a 20% annualized rate compared to an 11% rate in our legacy franchise.

“As we welcome the new customers from Floridian, we look forward to completing our acquisition of BMO Harris’ Orlando banking operations and welcoming more than 8,000 customers late in the second quarter of this year, subject to customary closing conditions. This acquisition will further solidify our status in Orlando, propelling us to a top-10 position in this market,” Hudson concluded.

Florida Economic Update

"The strong Florida economy continues to amplify our success," said Hudson. “Florida’s first quarter job growth, as reported by ADP, continues to outpace the nation. Florida’s job growth rate in the first quarter exceeded national growth rate by 50% (with Florida growing 3% vs. a 2% national rate), continuing recent strength in Florida job creation.”

“Additionally, the Comerica Florida Economic Activity Index increased for the 22nd consecutive month in January. Almost all of the index components were positive for the month, indicating broad-based gains in the state economy. Only hotel occupancy dipped in January. The state economy is clearly accelerating and we expect to see ongoing growth for Florida over the remainder of this year…House prices and house construction are firming up. The state is also seeing increased net migration as baby boomer retirement increases. A recent Census Bureau report shows Florida metro areas among the fastest growing in the U.S.”

First Quarter 2016 Income Statement Highlights

Organic Growth Drives Net Interest Income Increases, Merger Activity Portends Further Gains

Net interest income for the quarter totaled $30.3 million, a $4.5 million or 18% increase from first quarter 2015 levels. Net interest margin expanded to 3.68%, a six basis point increase from the prior year. Year-over-year net interest income and margin increases reflect successful organic growth combined with improved balance sheet mix. Acquisition activity also contributed to net interest income gains as Seacoast welcomed customers from Floridian and continued to grow relationships with customers of other recent acquisitions. These factors more than offset a decrease in excess purchased loan fee accretion recorded in the first quarter 2015 (approximately 9-10 basis points of excess margin).

Net interest income increased $1.1 million and net interest margin increased one basis point, from 3.67% in the prior quarter. The improvement was built through continued growth and improved balance sheet mix, and offset the negative impact of a shorter number of days in the quarter. Each day impacts net interest income by approximately $340,000.

Noninterest Income Growth Driven by Franchise Growth

Noninterest income excluding securities gains, totaled $8.6 million for the first quarter of 2016. Included in this figure is $464,000 in unanticipated non-taxable income related to the Bank’s investment in bank owned life insurance (BOLI). Excluding securities gains and unanticipated BOLI income, adjusted noninterest income1 was $8.2 million for the first quarter, an increase of $859,000 or 12% from the first quarter 2015. Strong increases in interchange income and deposit service charges, up 28% and 6%, respectively, reflect intentional customer analytics-driven cross sell combined with strong household growth and customer engagement. Analytics enabled cross sell has driven the number of households with debit cards from no growth in 2013 to more than 16% growth last year, excluding acquisitions. Increases in trust and brokerage businesses offset decreases in marine and mortgage banking revenues.

Adjusted noninterest income increased $385,000 or 5% (not annualized) from fourth quarter 2015 levels. Strength in interchange and trust and brokerage income contributed to this linked-quarter gain.

Noninterest Expense Reflects Merger Activity and Other Investment in Seacoast Strategy

Noninterest expense increased $10.4 million from the first quarter of 2015, largely driven by $5.5 million in expense related to the acquisition of Floridian on March 11, 2016. Adjusted noninterest expense1 increased $4.4 million from prior-year levels. The year-over-year increase in adjusted expense reflects ongoing costs related to the 2015 acquisitions of FGC and Grand Bankshares. Additionally, expenses reflect support of organic growth of and investment in the franchise. Larger drivers include added salary and benefits related to additional headcount, largely from acquisition activity, decreased deferred loan origination costs and increased incentives.

Noninterest expense increased $6.4 million from the fourth quarter, 2015. Excluding merger related charges and other one-time items, adjusted noninterest expense1 grew $1.3 million. Increased salary and benefit costs ($1.4 million) were primarily related to the negative impact of typical first quarter seasonality, such as higher employer 401(k) matching costs, incentive-related costs and certain employer-paid taxes; as well as to decreased deferred origination costs.

Adjustments to expenses for the first quarter 2016 relate largely to the Floridian acquisition ($5.5 million) including plans to consolidate five locations over the next two quarters. This acquisition will provide an IRR of near 20% or above and is immediately accretive to EPS, excluding transaction costs. One time charges were also taken for the planned closing of four legacy Seacoast branches in slower-growth, central Florida ($0.7 million) which is expected to result in annual savings of approximately $1 million.

First Quarter 2016 Balance Sheet Highlights

Strong Originations and Acquisition Activity Continue Loan Portfolio Build

Total loans were $2.46 billion at March 31, 2016, an increase of $601 million or 32% from a year ago. Excluding acquired loans, loans increased $208 million or 11% from the prior year’s first quarter. Loans increased $299 million or 14% (not annualized) from fourth quarter levels. Adjusted for the acquisition, loans increased $23 million or 1.9% from prior quarter levels, reflecting strong originations offset by sizable levels of pay downs during the first quarter.

Despite a seasonally slow quarter, loan production continued a strong pace across all business lines. Commercial loan originations for the quarter exceeded $67 million with the commercial pipeline (in underwriting and approval or approved and not yet closed) totaling $98 million at March 31, 2016, ahead of prior-year levels. Consumer loan and small business originations (inclusive of lines of credit) totaled $53 million in the first quarter of 2016 compared to $39 million one year ago.

Closed residential production for the quarter totaled $67 million compared with $56 million during the first quarter 2015, with a total residential pipeline of $58 million at March 31, 2016 up from $49 million one year ago.

(Dollars in thousands)	1Q16	4Q15	3Q15	2Q15	1Q15

Commercial pipeline	$97,953	$105,556	$104,915	$108,538	$82,143
Commercial loans closed	67,252	80,003	71,823	85,815	61,357
Total Commercial loan originations and pipeline	$165,205	$185,559	$176,738	$194,353	$143,500

Residential pipeline	$57,739	$30,340	$37,958	$53,902	$48,485
Residential loans retained	36,335	24,905	36,027	45,596	23,951
Residential loans sold	30,345	35,278	37,996	36,182	31,896
Total Residential loan originations and pipeline	$124,419	$90,523	$111,981	$135,680	$104,332

Credit Quality Remains Stable and Strong

The provision for loan losses was $199,000 for the first quarter of 2016, down from $433,000 in the first quarter 2015 and $369,000 recorded in the fourth quarter 2015. The decrease in provision was driven by strong credit metrics, including $397,000 in net recoveries collected during the quarter, partially offsetting the impact of continued loan growth. The ratio of allowance for loan losses to non-acquired loans rose to 1.04% as of March 31 2016, as slight increase from 1.03% as of December 31, 2015.

Additional highlights include:

•	Nonperforming loans to total loans outstanding at the end of the first quarter decreased to 0.63%, down from 1.14% as of March 31, 2015;
•	Nonperforming assets to total assets also declined to 0.59%, compared to 0.84% one year ago.

Deposits Built on Core Customer Growth and Acquired Deposits and Reflect Seasonal Public Funds Trends

Total deposits increased 23% to $3.22 billion at March 31, 2016, from year ago levels. Core customer funding increased to $3.06 billion at March 31, 2016, a $590 million, or 24% increase from the first quarter of 2015. Excluding acquisitions, core customer funding increased by $176 million or 7% from one year ago and total deposits increased $100 million or 4% from one year ago. Total deposits grew $378 million or 13% (not annualized) and core customer funding increased $336 million or 12% (not annualized) compared to the prior quarter. Excluding acquired deposits, total deposits increased $54 million or 2% (not annualized) from fourth quarter levels. First quarter 2016 deposit growth is impacted by a reduced focus on, and seasonal decreases in public fund balances, which decreased by $74 million during the quarter.

Noninterest demand deposits grew $200 million or 23% from the fourth quarter of 2015 and $261 million or 33% from the first quarter of 2105. Excluding acquired deposits, noninterest demand deposits increased $112 million, or 13% from the fourth quarter 2015. Noninterest demand deposits increased to a strong 33% of total deposits.

(Dollars in thousands)	First Quarter 2016	Fourth Quarter 2015	Third Quarter 2015	Second Quarter 2015	First Quarter 2015
Customer Relationship Funding
Noninterest demand	$1,054,069	$854,447	$869,877	$808,429	$793,336
Interest-bearing demand	750,904	734,749	618,344	599,268	634,854
Money market	741,657	665,353	660,632	621,973	596,600
Savings	313,179	295,851	286,810	282,588	272,963
Time certificates of deposit	362,638	293,987	306,633	292,919	312,072
Total deposits	$3,222,447	$2,844,387	$2,742,296	$2,605,177	$2,609,825
Customer sweep accounts	$198,330	$172,005	$148,607	$157,676	$170,023
Total core customer funding (2)	$3,058,139	$2,722,405	$2,584,270	$2,469,934	$2,467,776
Demand deposit mix (noninterest bearing)	32.7%	30.0%	31.7%	31.0%	30.4%

(2) Total deposits and customer sweep accounts, excluding time certificates of deposit.

Other Highlights

Capital Ratios Remain Strong

Capital ratios remain healthy and well above regulatory requirements for well-capitalized institutions. The common equity tier 1 capital ratio (CET1) is estimated at 12.0% and the total capital ratio is estimated at 14.6% at March 31, 2016. The tier 1 leverage ratio is estimated at 10.9% at March 31, 2016. Ratios are down slightly as earnings during the first quarter were offset by merger activity.

Tangible book value per share increased $0.41 to $9.15 while book value per share increased $1.18 to $10.89 compared to the first quarter of 2015. Average tangible common equity to assets was a strong 9.4% at March 31, 2016.

Conference Call Information

Seacoast will host a conference call on Friday, April 29, 2016 at 10:00 a.m. (Eastern Time) to discuss the earnings results. Investors may call in (toll-free) by dialing (800) 697-5978 (passcode: 7908 524). Slides will be used during the conference call and may be accessed at Seacoast's website at SeacoastBanking.com by selecting "Presentations" under the heading "Investor Services." A replay of the call will be available for one month, beginning late afternoon of April 29, by dialing (888) 843-7419 and using passcode: 7908 524.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Investor Services." Beginning the afternoon of April 29, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $4.0 billion in assets and $3.2 billion in deposits as of March 31, 2016. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 53 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida, and west to Okeechobee and surrounding counties. More information about the Company is available at SeacoastBanking.com.

Sources:

http://blog.comerica.com/2016/03/29/comerica-banks-florida-index-sees-broad-based-gains/

http://www.adpemploymentreport.com

Cautionary Notice Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2015, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

Explanation of Certain Unaudited Non-GAAP Financial Measures

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles ("GAAP"). The financial highlights provide reconciliations between GAAP net income and adjusted net income, GAAP income and adjusted pretax, pre-provision income. Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

To better evaluate its earnings, the Company removes certain items to arrive at adjusted net income, adjusted pretax, pre-provision income and adjusted diluted earnings per share (non-GAAP measures) as detailed in the table below:

	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Dollars in thousands except per share data)	2016	2015	2015	2015	2015

Net income (loss)	$3,186	$6,036	$4,441	$5,805	$5,859
Severance	306	187	98	29	12
Merger related charges	5,307	1,043	2,692	337	275
Bargain purchase gain	0	-416	0	0	0
Branch closure charges and costs related to expense initiatives	691	0	0	0	0
Other	0	0	121	0	0
Security (gains)	-89	-1	-160	0	0
Miscellaneous losses	0	48	112	0	0
Net loss on OREO and repossessed assets	-51	-157	262	53	81
Asset dispositions expense	90	79	77	173	143
Boli Income	-464	0	0	0	0
Effective tax rate on adjustments	-2,194	-299	-1,210	-225	-193
Adjusted Net Income (1)	6,782	6,520	6,433	6,172	6,177
Provision for loan losses	199	369	987	855	433
Income taxes	4,139	4,024	3,908	3,788	3,732
Adjusted pretax, pre-provision income (1)	$11,120	$10,913	$11,328	$10,815	$10,342
Adjusted earnings per diluted share (1)	$0.19	$0.19	$0.19	$0.19	$0.19
Average shares outstanding (000)	35,453	34,395	34,194	33,234	33,136

FINANCIAL HIGHLIGHTS		(Unaudited)	05/03/16
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except share data)	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Summary of Earnings
Net income	$3,186	$6,036	$5,859
Net interest income (1)	30,349	29,216	25,834
Net interest margin (1), (2)	3.68	3.67	3.62

Performance Ratios
Return on average assets-GAAP basis (2), (3)	0.36%	0.69%	0.75%
Return on average shareholders' equity-GAAP basis (2), (3)	3.46	6.78	7.42
Return on average tangible shareholders' equity-GAAP basis (2), (3), (4)	4.19	7.83	8.51
Efficiency ratio (5)	84.98	72.57	68.33
Noninterest income to total revenue	22.21	21.10	22.13

Per Share Data
Net income diluted-GAAP basis	$0.09	$0.18	$0.18
Net income basic-GAAP basis	0.09	0.18	0.18
Book value per share common	10.89	10.29	9.71
Tangible book value per share	9.15	9.31	8.74
Cash dividends declared	0.00	0.00	0.00

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income.
(4)	The Company defines tangible common equity as total shareholder's equity less intangible assets.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and bargain purchase gain, net).

FINANCIAL HIGHLIGHTS
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	March 31,
(Dollars in thousands, except share data)	2016	2015	2015

Selected Financial Data
Total assets	$4,000,543	$3,534,780	$3,231,956
Securities available for sale (at fair value)	905,182	790,766	730,232
Securities held for investment (at amortized cost)	198,231	203,525	223,061
Net loans	2,435,490	2,137,202	1,836,766
Deposits	3,222,447	2,844,387	2,609,825
Total shareholders' equity	413,008	353,453	321,844

Average Balances (Year-to-Date)
Total average assets	$3,601,381	$3,304,397	$3,151,132
Less: intangible assets	37,006	33,277	31,221
Total average tangible assets	$3,564,375	$3,271,120	$3,119,911

Total average equity	$370,816	$337,367	$320,346
Less: intangible assets	37,006	33,277	31,221
Total average tangible equity	$333,810	$304,090	$289,125

Credit Analysis
Net (recoveries) year-to-date - non-acquired loans	$(539)	$(609)	$(263)
Net charge-offs year-to-date - acquired loans	142	1,196	46
Total net charge-offs (recoveries) year-to-date	$(397)	$587	$(217)

Net (recoveries) to average loans (annualized) - non-acquired loans	(0.10)%	(0.03)%	(0.06)%
Net charge-offs to average loans (annualized) - acquired loans	0.03	0.06	0.01
Total net charge-offs (recoveries) to average loans (annualized)	(0.07)	0.03	(0.05)

Loan loss provision (recapture) year-to-date - non-acquired loans	$(20)	$1,375	$292
Loan loss provision year-to-date - acquired loans	219	1,269	141
Total loan loss provision year-to-date	$199	$2,644	$433

Allowance to loans at end of period - non-acquired loans	1.04%	1.03%	1.13%
Discount for credit losses to acquired loans at end of period	3.79	4.24	3.56

Nonperforming loans - non-acquired loans	$11,881	$12,758	$16,860
Nonperforming loans - acquired loans	3,707	4,628	4,196
Other real estate owned - non-acquired	5,676	3,699	4,738
Other real estate owned - acquired	2,415	3,340	1,431
Total nonperforming assets	$23,679	$24,425	$27,225

Restructured loans (accruing)	$19,956	$19,970	$23,847

Purchased noncredit impaired loans	$558,262	$320,349	$293,124
Purchased credit impaired loans	16,531	12,109	7,119
Total acquired loans	$574,793	$332,458	$300,243

Nonperforming loans to loans at end of period - non-acquired loans	0.48%	0.59%	0.91%
Nonperforming loans to loans at end of period - acquired loans	0.15	0.22	0.23
Total nonperforming loans to loans at end of period	0.63	0.81	1.14

Nonperforming assets to total assets - non-acquired	0.44%	0.47%	0.67%
Nonperforming assets to total assets - acquired	0.15	0.22	0.17
Total nonperforming assets to total assets	0.59	0.69	0.84

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended
	March 31,
(Dollars in thousands, except per share data)	2016	2015

Interest on securities:
Taxable	$5,683	$4,898
Nontaxable	164	150
Interest and fees on loans	26,034	22,021
Interest on federal funds sold and other investments	290	249
Total Interest Income	32,171	27,318

Interest on deposits	604	401
Interest on time certificates	313	347
Interest on borrowed money	1,032	860
Total Interest Expense	1,949	1,608

Net Interest Income	30,222	25,710
Provision for loan losses	199	433
Net Interest Income After Provision for Loan Losses	30,023	25,277

Noninterest income:
Service charges on deposit accounts	2,129	2,002
Trust fees	806	801
Mortgage banking fees	999	1,088
Brokerage commissions and fees	631	441
Marine finance fees	141	197
Interchange income	2,217	1,737
Other deposit based EFT fees	127	114
BOLI income	841	330
Other	739	598
	8,630	7,308
Securities gains, net	89	0
Total Noninterest Income	8,719	7,308

Noninterest expenses:
Salaries and wages	14,668	8,789
Employee benefits	2,482	2,415
Outsourced data processing costs	4,439	2,184
Telephone / data lines	528	496
Occupancy	2,972	2,023
Furniture and equipment	998	732
Marketing	1,049	975
Legal and professional fees	2,357	1,663
FDIC assessments	544	589
Amortization of intangibles	446	315
Asset dispositions expense	90	143
Net (gain)/loss on other real estate owned and repossessed assets	(51)	81
Other	3,088	2,781
Total Noninterest Expenses	33,610	23,186

Income Before Income Taxes	5,132	9,399
Income taxes	1,946	3,540

Net Income	$3,186	$5,859

Per share of common stock:

Net income diluted	$0.09	$0.18
Net income basic	0.09	0.18
Cash dividends declared	0.00	0.00

Average diluted shares outstanding	35,452,968	33,135,618
Average basic shares outstanding	34,848,875	32,971,444

CONDENSED CONSOLIDATED STATEMENTS OF INCOME			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER
	2016	2015
(Dollars in thousands)	First	Fourth	Third	Second	First

Interest on securities:
Taxable	$5,683	$5,312	$5,154	$4,977	$4,898
Nontaxable	164	144	144	147	150
Interest and fees on loans	26,034	25,184	25,276	21,988	22,021
Interest on federal funds sold and other investments	290	275	249	249	249
Total Interest Income	32,171	30,915	30,823	27,361	27,318

Interest on deposits	604	598	562	524	401
Interest on time certificates	313	265	295	321	347
Interest on borrowed money	1,032	952	955	850	860
Total Interest Expense	1,949	1,815	1,812	1,695	1,608

Net Interest Income	30,222	29,100	29,011	25,666	25,710
Provision for loan losses	199	369	987	855	433
Net Interest Income After Provision for Loan Losses	30,023	28,731	28,024	24,811	25,277

Noninterest income:
Service charges on deposit accounts	2,129	2,229	2,217	2,115	2,002
Trust fees	806	791	781	759	801
Mortgage banking fees	999	955	1,177	1,032	1,088
Brokerage commissions and fees	631	511	604	576	441
Marine finance fees	141	205	258	492	197
Interchange income	2,217	1,989	1,925	2,033	1,737
Other deposit based EFT fees	127	99	88	96	114
BOLI income	841	396	366	334	330
Gain on participated loan	0	0	0	725	0
Other	739	607	666	684	598
	8,630	7,782	8,082	8,846	7,308
Securities gains, net	89	1	160	0	0
Bargain purchase gain, net	0	416	0	0	0
Total Noninterest Income	8,719	8,199	8,242	8,846	7,308

Noninterest expenses:
Salaries and wages	14,668	11,135	11,850	9,301	8,789
Employee benefits	2,482	2,178	2,430	2,541	2,415
Outsourced data processing costs	4,439	2,455	3,277	2,234	2,184
Telephone / data lines	528	412	446	443	496
Occupancy	2,972	2,314	2,396	2,011	2,023
Furniture and equipment	998	1,000	883	819	732
Marketing	1,049	1,128	1,099	1,226	975
Legal and professional fees	2,357	2,580	2,189	1,590	1,663
FDIC assessments	544	551	552	520	589
Amortization of intangibles	446	397	397	315	315
Asset dispositions expense	90	79	77	173	143
Net (gain)/loss on other real estate owned and repossessed assets	(51)	(157)	262	53	81
Other	3,088	3,097	3,269	3,062	2,781
Total Noninterest Expenses	33,610	27,169	29,127	24,288	23,186

Income Before Income Taxes	5,132	9,761	7,139	9,369	9,399
Income taxes	1,946	3,725	2,698	3,564	3,540

Net Income	$3,186	$6,036	$4,441	$5,805	$5,859

Per share of common stock:

Net income diluted	$0.09	$0.18	$0.13	$0.18	$0.18
Net income basic	0.09	0.18	0.13	0.18	0.18
Cash dividends declared	0.00	0.00	0.00	0.00	0.00

Average diluted shares outstanding	35,452,968	34,395,373	34,193,540	33,233,508	33,135,618
Average basic shares outstanding	34,848,875	34,115,697	33,907,178	32,978,006	32,971,444

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	March 31,
(Dollars in thousands, except share data)	2016	2015	2015

Assets
Cash and due from banks	$113,178	$81,216	$65,097
Interest bearing deposits with other banks	35,450	54,851	134,832
Total Cash and Cash Equivalents	148,628	136,067	199,929

Securities:
Available for sale (at fair value)	905,182	790,766	730,232
Held for investment (at amortized cost)	198,231	203,525	223,061
Total Securities	1,103,413	994,291	953,293

Loans held for sale	19,867	23,998	18,851

Loans	2,455,214	2,156,330	1,854,487
Less: Allowance for loan losses	(19,724)	(19,128)	(17,721)
Net Loans	2,435,490	2,137,202	1,836,766

Bank premises and equipment, net	61,416	54,579	48,189
Other real estate owned	8,091	7,039	6,169
Goodwill	54,416	25,211	25,222
Other intangible assets	11,524	8,594	7,139
Bank owned life insurance	43,417	43,579	35,983
Net deferred tax assets	67,049	60,274	61,467
Other assets	47,232	43,946	38,948
	$4,000,543	$3,534,780	$3,231,956

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$1,054,069	$854,447	$793,336
Interest-bearing demand	750,904	734,749	634,854
Savings	313,179	295,851	272,963
Money market	741,657	665,353	596,600
Other time certificates	164,388	153,318	166,905
Brokered time certificates	11,062	9,403	7,985
Time certificates of $100,000 or more	187,188	131,266	137,182
Total Deposits	3,222,447	2,844,387	2,609,825

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	198,330	172,005	170,023
Borrowed funds	50,000	50,000	50,000
Subordinated debt	70,031	69,961	64,627
Other liabilities	46,727	44,974	15,637
	3,587,535	3,181,327	2,910,112

Shareholders' Equity
Common stock	3,792	3,435	3,300
Additional paid in capital	450,389	399,162	379,740
Accumulated deficit	(39,672)	(42,858)	(59,140)
Treasury stock	(88)	(73)	(83)
	414,421	359,666	323,817
Accumulated other comprehensive (loss), net	(1,413)	(6,213)	(1,973)
Total Shareholders' Equity	413,008	353,453	321,844
	$4,000,543	$3,534,780	$3,231,956

Common Shares Outstanding	37,922,250	34,351,409	33,136,152

Note: The balance sheet at December 31, 2015 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2016	2015
(Dollars in thousands, except per share data)	First	Fourth	Third	Second	First
Net income	$3,186	$6,036	$4,441	$5,805	$5,859

Operating Ratios
Return on average assets-GAAP basis (2),(3)	0.36%	0.69%	0.52%	0.72%	0.75%
Return on average tangible assets (2),(3),(4)	0.39	0.73	0.56	0.75	0.79
Return on average shareholders' equity-GAAP basis (2),(3)	3.46	6.78	5.05	7.13	7.42
Efficiency ratio (5)	84.98	72.57	76.29	68.57	68.33
Noninterest income to total revenue	22.21	21.10	21.79	25.63	22.13

Net interest margin (1),(2)	3.68	3.67	3.75	3.50	3.62
Average equity to average assets	10.30	10.20	10.34	10.12	10.17

Credit Analysis Excluding Acquired Loans
Net charge-offs (recoveries) - non-acquired loans	$(539)	$245	$(233)	$(358)	$(263)
Net charge-offs - acquired loans	142	324	683	143	46
Total net charge-offs (recoveries)	$(397)	$569	$450	$(215)	$(217)

Net charge-offs (recoveries) to average loans - non-acquired loans	(0.10)%	0.05%	(0.04)%	(0.08)%	(0.06)%
Net charge-offs to average loans - acquired loans	0.03	0.06	0.12	0.03	0.01
Total net charge-offs (recoveries) to average loans	(0.07)	0.11	0.08	(0.05)	(0.05)

Loan loss provision (recapture) - non-acquired loans	$(20)	$(40)	$852	$271	$292
Loan loss provision - acquired loans	219	409	135	584	141
Total loan loss provision	$199	$369	$987	$855	$433

Allowance to loans at end of period - non-acquired loans	1.04%	1.03%	1.11%	1.10%	1.13%
Discount for credit losses to acquired loans at end of period	3.79	4.24	4.13	3.32	3.56

Nonperforming loans - non-acquired loans	$11,881	$12,758	$14,474	$15,054	$16,860
Nonperforming loans - acquired loans	3,707	4,628	2,636	4,543	4,196
Other real estate owned - non-acquired	5,676	3,699	4,183	4,855	4,738
Other real estate owned - acquired	2,415	3,340	3,250	1,053	1,431
Total nonperforming assets	$23,679	$24,425	$24,543	$25,505	$27,225

Restructured loans (accruing)	$19,956	$19,970	$20,543	$23,441	$23,847

Purchased noncredit impaired loans	$558,262	$320,349	$355,739	$284,978	$293,124
Purchased credit impaired loans	16,531	12,109	12,673	6,562	7,119
Total acquired loans	$574,793	$332,458	$368,412	$291,540	$300,243

Nonperforming loans to loans at end of period - non-acquired loans	0.48%	0.59%	0.69%	0.78%	0.91%
Nonperforming loans to loans at end of period - acquired loans	0.15	0.22	0.12	0.23	0.23
Total nonperforming loans to loans at end of period	0.63	0.81	0.81	1.01	1.14

Nonperforming assets to total assets - non-acquired	0.44%	0.47%	0.55%	0.62%	0.67%
Nonperforming assets to total assets - acquired	0.15	0.22	0.18	0.17	0.17
Total nonperforming assets to total assets	0.59	0.69	0.73	0.79	0.84

Per Share Common Stock
Net income diluted-GAAP basis	$0.09	$0.18	$0.13	$0.18	$0.18
Net income basic-GAAP basis	0.09	0.18	0.13	0.18	0.18

Cash dividends declared	0.00	0.00	0.00	0.00	0.00
Book value per share common	10.89	10.29	10.20	9.84	9.71

Average Balances
Total average assets	$3,601,381	$3,463,277	$3,373,858	$3,225,127	$3,151,132
Less: Intangible assets	37,006	34,457	35,185	32,188	31,221
Total average tangible assets	$3,564,375	$3,428,820	$3,338,673	$3,192,939	$3,119,911

Total average equity	$370,816	$353,392	$348,901	$326,338	$320,346
Less: Intangible assets	37,006	34,457	35,185	32,188	31,221
Total average tangible equity	$333,810	$318,935	$313,716	$294,150	$289,125

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and bargain purchase gain, net).

	March 31,	December 31,	March 31,
SECURITIES	2016	2015	2015

U.S. Treasury and U.S. Government Agencies	$13,998	$3,911	$3,863
Mortgage-backed	620,840	539,688	575,905
Collateralized loan obligations	121,168	122,583	126,376
Obligations of states and political subdivisions	59,520	39,891	24,088
Corporate and other debt securities	46,172	44,273	0
Private commercial mortgage backed securities	43,484	40,420	0
Securities Available for Sale	905,182	790,766	730,232

Mortgage-backed	156,842	162,225	181,762
Collateralized loan obligations	41,389	41,300	41,299
Securities Held for Investment	198,231	203,525	223,061
Total Securities	$1,103,413	$994,291	$953,293

	March 31,	December 31,	March 31,
LOANS	2016	2015	2015

Construction and land development	$147,594	$108,787	$100,341
Real estate mortgage	1,934,194	1,733,163	1,532,522
Installment loans to individuals	95,183	85,356	57,239
Commercial and financial	277,775	228,517	164,050
Other loans	468	507	335
Total Loans	$2,455,214	$2,156,330	$1,854,487

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES (1)				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2016			2015
	First Quarter			Fourth Quarter			First Quarter
	Average		Yield/	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Earning assets:
Securities:
Taxable	$996,301	$5,683	2.28%	$924,730	$5,312	2.30%	$939,015	$4,898	2.09%
Nontaxable	17,929	251	5.60	14,932	220	5.89	15,617	230	5.89
Total Securities	1,014,230	5,934	2.34	939,662	5,532	2.35	954,632	5,128	2.15

Federal funds sold and other investments	52,213	290	2.23	93,728	275	1.16	92,934	249	1.09

Loans, net	2,246,773	26,074	4.67	2,121,053	25,224	4.72	1,848,965	22,065	4.84

Total Earning Assets	3,313,216	32,298	3.92	3,154,442	31,031	3.90	2,896,531	27,442	3.84

Allowance for loan losses	(19,558)			(19,940)			(17,385)
Cash and due from banks	81,947			85,951			63,689
Premises and equipment	57,062			55,139			46,605
Intangible assets	37,006			34,457			31,221
Bank owned life insurance	43,647			43,419			35,793
Other assets	88,061			109,809			94,678

	$3,601,381			$3,463,277			$3,151,132

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$710,083	$155	0.09%	$666,640	$129	0.08%	$628,480	$117	0.08%
Savings	303,207	37	0.05	292,761	39	0.05	268,041	39	0.06
Money market	667,466	412	0.25	664,512	430	0.26	519,526	245	0.19
Time deposits	304,401	313	0.41	299,189	265	0.35	318,343	347	0.44
Federal funds purchased and other short term borrowings	193,036	135	0.28	168,444	89	0.21	212,123	98	0.19
Other borrowings	119,987	897	3.01	119,927	863	2.85	114,606	762	2.70

Total Interest-Bearing Liabilities	2,298,180	1,949	0.34	2,211,473	1,815	0.33	2,061,119	1,608	0.32

Noninterest demand	906,231			878,709			753,620
Other liabilities	26,154			19,703			16,047
Total Liabilities	3,230,565			3,109,885			2,830,786

Shareholders' equity	370,816			353,392			320,346

	$3,601,381			$3,463,277			$3,151,132

Interest expense as a % of earning assets			0.24%			0.23%			0.23%
Net interest income as a % of earning assets		$30,349	3.68%		$29,216	3.67%		$25,834	3.62%

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2016	2015
(Dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Customer Relationship Funding (Period End)
Noninterest demand
Commercial	$768,890	$592,621	$619,960	$561,742	$546,876
Retail	212,367	198,077	182,381	180,484	191,262
Public funds	52,244	46,300	47,765	47,913	38,529
Other	20,568	17,449	19,771	18,290	16,669
	1,054,069	854,447	869,877	808,429	793,336

Interest-bearing demand
Commercial	101,767	77,500	69,037	60,411	66,532
Retail	496,846	479,056	443,022	410,601	416,766
Public funds	152,291	178,193	106,285	128,256	151,556
	750,904	734,749	618,344	599,268	634,854

Total transaction accounts
Commercial	870,657	670,121	688,997	622,153	613,408
Retail	709,213	677,133	625,403	591,085	608,028
Public funds	204,535	224,493	154,050	176,169	190,085
Other	20,568	17,449	19,771	18,290	16,669
	1,804,973	1,589,196	1,488,221	1,407,697	1,428,190

Savings	313,179	295,851	286,810	282,588	272,963

Money market
Commercial	271,567	208,520	225,629	191,061	185,668
Retail	380,233	312,756	306,138	272,853	274,203
Public funds	89,857	144,077	128,865	158,059	136,729
	741,657	665,353	660,632	621,973	596,600

Time certificates of deposit	362,638	293,987	306,633	292,919	312,072
Total Deposits	$3,222,447	$2,844,387	$2,742,296	$2,605,177	$2,609,825

Customer sweep accounts	$198,330	$172,005	$148,607	$157,676	$170,023

Total core customer funding (1)	$3,058,139	$2,722,405	$2,584,270	$2,469,934	$2,467,776

(1) Total deposits and customer sweep accounts, excluding certificates of deposits.